Exhibit 10.9

INTERCOMPANY LOAN AGREEMENT

Between One Blockchain LLC and VCV Infrastructure Holdings LLC

Effective Date: April 1, 2024

1. Parties

This Intercompany Loan Agreement (“Agreement”) is entered into by and between:

●	One Blockchain LLC, a corporation organized and existing under the laws of Delaware, having its principal office at 1540 Broadway Ste 1010 New York, NY 10036 (“Lender”), and

●	VCV Infrastructure Holdings LLC, a corporation organized and existing under the laws of Delaware, having its principal office at 1540 Broadway Ste 1010 New York, NY 10036 (“Borrower”).

Each a “Party” and collectively the “Parties.”

2. Loan Amount and Purpose

As of the Effective Date, the Lender has advanced the Borrower the amount of $1,045,315 USD (the “Loan”), the proceeds of which were used to support the Borrower’s financial guarantee obligations related to:

●	A certificate of deposit issued to One Blockchain by VCV Digital, a wholly owned subsidiary of VCV Infrastructure Holdings;

●	An increase to financial guarantees under an irrevocable Letter of Credit; and

●	Enhanced coverage under a Surety Bond agreement.

3. Terms of Financial Instruments Supported

●	The Letter of Credit is irrevocable, issued by JPMorgan Chase Bank, N.A., listing VCV Infrastructure Holdings as the account party and HARCO National Insurance Company as the beneficiary. It is automatically extended for successive one-year periods with current expiry in August 2025.

●	The Surety Bond names One Blockchain as principal, HARCO National Insurance Company as surety, and Lockhart Power Company as beneficiary. It renews automatically each year and may be terminated with 60 days’ written notice.

4. Interest and Repayment Terms

●	The Loan is non-interest bearing.

●	The Loan shall be repaid in full, or in part, based on contractual agreements between the Parties, no later than such date as mutually agreed in writing or upon satisfaction of obligations under the financial instruments referenced herein.

●	The Parties agree to act in good faith and in accordance with applicable accounting and intercompany policies in establishing any repayment schedule.

5. Accounting and Recordkeeping

Each Party shall maintain accurate books and records of all transactions under this Agreement and make them available for inspection by the other Party or its auditors upon reasonable request.

6. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Delaware, USA.

7. Entire Agreement

This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

ONE BLOCKCHAIN

By:	/s/ Jerry Tang
Name:	Jerry Tang
Title:	CEO

VCV INFRASTRUCTURE HOLDINGS

By:	/s/ Jerry Tang
Name:	Jerry Tang
Title:	Founding Partner

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